SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 4, 2005
                                                         ----------------


                              NORTH VALLEY BANCORP
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             (Exact name of registrant as specified in its charter)



          CALIFORNIA                    0-10652                94-2751350
  ----------------------------       -------------       ----------------------
  (State or other jurisdiction       (File Number)          (I.R.S. Employer
        of incorporation)                                identification number)


                    300 Park Marina Circle, Redding, CA 96001
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (530) 226-2900
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              (Registrant's telephone number, including area code)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

         Item 1.02  Termination of a Material Definitive Agreement.

         On February 4, 2005, the Employment Agreement dated August 31, 2004, between John A. DiMichele and North Valley Bancorp and Yolo Community Bank, was terminated. Reference should be made to Item 5.02(b) below.


         Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b) On February 4, 2005, the Boards of Directors for North Valley Bancorp and its wholly owned subsidiary, Yolo Community Bank, accepted the resignation of John A. DiMichele as President and Chief Executive Officer of Yolo Community Bank and Executive Vice President of North Valley Bancorp, to be effective at the close of business on February 4, 2005. As a result, the Employment Agreement dated August 31, 2004, signed by Mr. DiMichele with Yolo Community Bank and North Valley Bancorp, was terminated effective Friday, February 4, 2005. Mr. DiMichele is entitled to certain early termination benefits as set forth in the Employment Agreement, which was filed as Exhibit
99.71 to the North Valley Bancorp Quarterly Report on Form 10-Q for the period ended September 30, 2004.

         Michael J. Cushman, the current President and Chief Executive Officer of North Valley Bancorp and North Valley Bank, assumed the title and additional responsibilities of President and Chief Executive Officer of Yolo Community Bank, effective immediately upon the resignation of Mr. DiMichele.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH VALLEY BANCORP


                                           By: /s/ LEO J. GRAHAM
                                               ---------------------------------
                                               Leo J. Graham
Dated:  February 7, 2005                       General Counsel/Secretary